UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 7, 2005

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Modifications to Investment Criteria

On September 7, 2005, Gramercy Capital Corp.’s (the “Company”) board of directors approved certain modifications to criteria used by the Company to approve its investments.  The investment committee of the Company’s board of directors must unanimously approve all transactions involving investments of (i) $35 million or more with respect to first mortgage loans, (ii) $30 million or more with respect to subordinated interests in whole loans, and (iii) $20 million or more with respect to mezzanine loans, preferred equity and commercial real estate properties net leased to tenants.  The full board of directors of the Company must approve investments (i) over $75 million with respect to first mortgage loans, (ii) over $65 million with respect to subordinated interests in whole loans, (iii) over $55 million with respect to mezzanine loans, and (iv) over $50 million with respect to preferred equity and commercial real estate properties net leased to tenants.  GKK Manager LLC (the “Manager”) will have full discretion to make investments on the Company’s behalf under (i) $35 million with respect to first mortgage loans, (ii) $30 million with respect to subordinated interests in whole loans and, (iii) $20 million with respect to mezzanine loans, (iv) $20 million with respect to preferred equity and to commercial real estate properties net leased to tenants.  Approval limits are based on the investment amount less any origination fees, discounts or other up-front fees the Company receives in connection with the investment.

Quarterly Dividend

On September 7, the Company issued a press release announcing that its board of directors approved the declaration of a quarterly dividend of $0.45 per fully diluted common share for the quarter ending September 30, 2005.  This represents a $0.10, or 29%, increase from last quarter’s dividend of $0.35 and represents the fourth consecutive dividend increase since the Company’s initial public offering in July 2004.  The Company will pay the dividend on October 14, 2005 to shareholders of record at the close of business on September 30, 2005.

Pricing of Common Stock Offering

On September 8, 2005, the Company issued a press release announcing that the Company priced a public offering of 2,500,000 million shares of its common stock for net proceeds before transaction expenses of approximately $64.0 million.  Wachovia Securities acted as sole book running manager for this offering, and was also granted an option to purchase up to an additional 375,000 shares to cover over-allotments.  Concurrently, the Company’s affiliate, SL Green Realty Corp., agreed to purchase directly from the Company 833,333 shares of its common stock for net proceeds of approximately $21.5 million.

Item 9.01  Exhibits

(c) Exhibits

1.1 Underwriting Agreement, dated September 8, 2005, among the Company, GKK Capital LP, the Manager and Wachovia Capital Markets, LLC.

99.1 Press Release announcing quarterly dividend, dated September 7, 2005.

99.2 Press Release announcing public offering of shares of common stock, dated September 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2005

	By:	/s/ Robert R. Foley
		Name:	Robert R. Foley
		Title:	Chief Financial Officer